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                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       THE ULTIMATE SOFTWARE GROUP, INC.
                            (Original Certificate of
                              Incorporation filed
                               on April 15, 1996)

                  This Third Amended and Restated Certificate of Incorporation, which restates and amends the Second Amended and Restated Certificate of Incorporation of The Ultimate Software Group, Inc. (the "Corporation") filed with the Secretary of State of the State of Delaware on December 20, 1996, was duly adopted by action of the Board of Directors of the Corporation and by written consent of the stockholders of the Corporation pursuant to the provisions of Section 228 and 245 of the General Corporation Law of the State of Delaware.

           1.  The name of the Corporation is The Ultimate Software Group, Inc.

           2. The address of the Corporation's registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

           3. The nature of the business and the purposes to be conducted and promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

           4. (a) Authorization. The total number of shares that may be issued by the Corporation is 6,036,300 shares, of which 236,300 shall have a par value of $0.01 per share and shall be designated Class A Common Stock ("Class A Common"), 1,600,000 shall have a par value of $0.01 per share and shall be designated Class B Common Stock ("Class B Common"), 200,000 shall have a par value of $0.01 per share and shall be designated Class C Common Stock ("Class C Common," together with the Class A Common and Class B Common, the "Class Common Stock"), 3,000,000 shall have a par value of $0.01 per share and shall be designated Common Stock ("Common Stock," together with the Class Common Stock, the "Common Shares"), and 1,000,000 shall have a par value of $0.01 per share and shall be designated Preferred Stock (the "Preferred Stock").

                (b) Rights, Preferences and Restrictions of Series A Convertible Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Convertible Preferred Stock, which series consists of 191,573 shares ("Original Series A Preferred"), and any New A Series (as defined in and created pursuant to
     Section 4(b)(3)(b)(ii) hereof) (the Original Series A Preferred, together with any such New A Series, the "Series A Preferred") are as follows:

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                (1) Dividend Provisions. The holders of shares of Series A
           Preferred shall be entitled to receive dividends and other distributions equivalent to those declared or paid on Class B Common (or any other class of capital stock of this Corporation (other than Class A Common) junior as to payment of dividends to the Series A Preferred), determined as if the Series A Preferred had been converted into Class B Common at the then applicable Conversion Price (as defined in Section 4(b)(3)(a) hereof) (or, in the case of dividends or distributions on junior stock (other than Class A Common) other than Class B Common, determined on a comparable basis), and payable when, as and if declared by the Board of Directors on such Class B Common (or other such junior stock). Such dividends shall not be cumulative.

                (2)   Liquidation Preference.

                      a. In the event of any liquidation, dissolution or
                winding up of this Corporation, either voluntary or involuntary, the holders of Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of any class of Common Shares or any other junior securities by reason of their ownership thereof, an amount per share in cash equal to $52.20 (or such larger amount provided for in the second sentence of paragraph (b) below) for each outstanding share of Series A Preferred (the "Original Series A Issue Price"), plus all declared but unpaid dividends as of the date of such event. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred, the Series B Preferred (as defined in Section 4(c) hereof) and any other class or series of stock of the Corporation that is on parity with the Series A Preferred with respect to the distribution of assets on liquidation in proportion to the full preferential amount each holder would otherwise be entitled to receive.

                      b. Following completion of the distribution required by
                the first sentence of paragraph (a) of this Section 4(b)(2) and by the terms of any other class or series of stock that is senior to the Common Shares with respect to the distribution of assets upon liquidation, if assets remain in the Corporation, the holders of Common Shares shall share ratably in all remaining assets of this Corporation in accordance with the provisions contained in Sections 4(h), (i), (j) and (k) below. In no event shall any holder of Series A Preferred receive less (pursuant to paragraph (a) of this Section 4(b)(2)) than the amount it would have received had it converted all its shares of Series A Preferred into Class B Common prior to such distribution.

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                      c. For purposes of this Section 4(b)(2), (i) any
                consolidation or merger of this Corporation with or into any other corporation or other entity or person, or any other corporate reorganization in which this Corporation shall not be the continuing or surviving entity of such consolidation, merger or reorganization, (ii) unless the holders of a majority of the outstanding shares of Series A Preferred voting as a class otherwise agree, any transaction or series of related transactions by this Corporation in which in excess of 50% of the Corporation's voting power is transferred, and (iii) a sale or transfer of all or substantially all of the assets of the Corporation in a single transaction or series of related transactions, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4(b)(2).

                      d. In the event that, immediately prior to the closing of
                a transaction described in Section 4(b)(2)(c) the cash distributions required by Section 4(b)(2)(a) have not been made, this Corporation shall forthwith either:

                            (i) cause such closing to be postponed until such
                      time as such cash distributions have been made, or

                            (ii) cancel such transaction, in which event the
                      rights, preferences and privileges of the holders of the Series A Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(b)(3)(k) hereof.

                (3) Conversion. The holders of the Series A Preferred shall have conversion rights as follows (the "Conversion Rights"):

                      a. Right to Convert. Each share of Series A Preferred
                shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for the Series A Preferred into such number of fully paid and non-assessable shares of Class B Common as is determined by dividing the Original Series A Issue Price by the "Conversion Price" at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred shall be the Original Series A Issue Price; provided, however, that such Conversion Price shall be subject to adjustment as provided hereinafter.

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                      b.    Automatic Conversion.

                            (i) Mandatory Conversion. With the prior written
                      consent of the holders of a majority of the then outstanding shares of Series A Preferred, each share of Series A Preferred shall automatically be converted into shares of Common Stock at the Conversion Price then in effect with respect to such share upon the declaration of a Mandatory Conversion (defined below) pursuant to
                      Section 4(l) hereof.

                            (ii) New A Series.

                                 1. Each share of Original Series A Preferred
                            of a holder thereof who does not exercise in full such holder's right to purchase, on the terms and conditions set forth in Section 4(d) hereof, New Securities (as defined in Section 4(d)(2) hereof) with respect to any particular issuance of such New Securities (the "Converting Issuance") shall automatically be converted into a new series of Preferred Stock (each, a "New A Series") at the conversion rate of one share of such new series for each share of Original Series A Preferred of such holder. Each New A Series shall be designated Series A-X Convertible Preferred Stock, where 'X' is the next consecutive whole number following the number used in the designation of the New A Series last created prior thereto, with the first such New A Series being designated Series A-2 Convertible Preferred Stock. Any conversion pursuant to this subsection (ii) shall be deemed to have occurred immediately prior to the relevant Converting Issuance.

                                 2. Any holder of shares of Original Series A
                            Preferred whose shares are converted into shares of a New A Series shall, upon written request from the Corporation, surrender any certificates for shares of Original Series A Preferred held by such holder. The Corporation shall, as soon as practicable after receipt thereof, issue and deliver to such holder a certificate or certificates for the number of shares of the New A Series to which such holder shall be entitled as set forth in the immediately preceding subsection (1).

                      c. Mechanics of Conversion. Before any holder of the
                Corporation's Series A Preferred shall be entitled to convert the same into shares of Class B Common as permitted in Section 4(b)(3)(a) hereof or to receive certificates evidencing shares of Class B Common following a conversion pursuant to Section 4(b)(3)(b)(i) hereof, the holder(s) shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the applicable capital stock and shall give written notice by mail, postage prepaid, or such other means as the holder may elect, to this Corporation at its principal corporate office of the

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                election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of the Class B Common are to be issued. This Corporation shall, as soon as practicable following receipt thereof, issue and deliver at such office to such holder of capital stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class B Common to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred for conversion, in the case of a conversion pursuant to Section 4(b)(3)(a) hereof, or the record date for (or, if no record date is fixed therefor, the effective date of) conversion of the Series A Preferred, in the case of a conversion pursuant to Section 4(b)(3)(b)(i) hereof, and the person or persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of the holders of a majority of the outstanding Series A Preferred, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the shares issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

                      d. Adjustments to Conversion Price for Certain Diluting
                Issues.

                            (i) Special Definitions. For purposes hereof, the following definitions shall apply:

                                 1. "Options" shall mean rights, options or
                warrants to subscribe for, purchase or otherwise acquire either Common Shares or Convertible Securities (as defined below).

                                 2. "Original Issue Date" shall mean the date
                on which a share of Series A Preferred or Series B Preferred, as the case may be, was first issued.

                                 3. "Convertible Securities" shall mean any
                evidence of indebtedness, shares (other than Common Shares) or other securities convertible into or exchangeable for Common Shares.

                                 4. "Additional Common Shares" shall mean all
                Common Shares issued (or, pursuant to Section 4(b)(3)(d)(iii), deemed to be issued) by the Corporation after the Original Issue Date, other than Common Shares issued or issuable:

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                                 A)    upon  conversion  of  the  Series  A
                      Preferred  or  the  Series  B Preferred;

                                 B) to officers, directors or employees, or
                      consultants to, the Corporation pursuant to stock option or stock purchase plans or agreements on terms approved by the Board of Directors of the Corporation, including a majority of the members of the Board of Directors who are not officers or employees of the Corporation (up to a maximum of 77,532 shares of Class C Common);

                                 C) as a dividend or distribution on the Series A Preferred or the Series B Preferred;

                                 D) for which adjustment of the Series A
                      Preferred Conversion Price is made pursuant to Section 4(b)(3)(e) or, adjustment of the Series B Preferred Conversion Price is made pursuant to Section 4(c)(3)(e); or

                                 E) pursuant to the acquisition of a business
                      or assets of a business, provided that such acquisition is approved by the Board of Directors of the Corporation, including the Series A Director and the Series B Director (as such terms are defined below).

                                 5. "Protection Period" shall mean the period
                beginning on June 6, 1997 and ending upon the earliest to occur of (1) the execution of a firm underwriting agreement for an initial public offering of capital stock of the Corporation,
                (2) the acquisition by a third party of (a) shares representing a majority of the voting power or the outstanding shares of capital stock of the Corporation or (b) more than 50% of the assets of the Corporation, (3) a material acquisition or business combination involving the Corporation that the general partner of the Partnership (as defined below) determines should result in a liquidation or dissolution of the Partnership, (4) the conversion by a majority in interest of the Series A Preferred into Common Stock, if the general partner of the Partnership determines that such conversion should result in a liquidation or dissolution of the Partnership or (5) an election by the holders of a majority of the outstanding shares of each of the Series A Preferred and the Series B Preferred.

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                      (ii) No Adjustment Of Conversion Price. No adjustment in
                the Conversion Price of shares of Series A Preferred of a holder thereof shall be made in respect of the issuance of Additional Common Shares unless the consideration per share (determined pursuant to Section 4(b)(3)(d)(v) hereof) for an Additional Common Share issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue with respect to the shares of Series A Preferred of such holder.

                      (iii) Deemed Issue of Additional Common Shares. In the
                event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of Common Shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Common Shares, subject to the limitations of Section 4(b)(3)(d)(i)(4), issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Common Shares are deemed to be issued:

                            1. no further adjustments in an applicable
                      Conversion Price shall be made upon the subsequent issue of Convertible Securities or Common Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                            2. if such Options or Convertible Securities by
                      their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of Common Shares issuable, upon the exercise, conversion or exchange thereof, a Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Class B Common previously issued upon conversion of any shares of Series A Preferred or Series B Preferred, as the case may be);

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                            3. upon the expiration of any such Options or any
                      rights of conversion or exchange under such Convertible Securities which shall not have been exercised, a Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                 A) in the case of Convertible Securities or
                            Options for Common Shares, the only Additional Common Shares issued were the Common Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange (provided, however, that no such adjustment of the Conversion Price shall affect Class B Common previously issued upon conversion of any shares of Series A Preferred or the Series B Preferred, as the case may be), and

                                 B) in the case of Options for Convertible
                            Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Common Shares deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(b)(3)(d)(v)(2)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised (provided, however, that no such adjustment of the Conversion Price shall affect Class B Common previously issued upon conversion of any shares of Series A Preferred or Series B Preferred, as the case may be);

                            4. no readjustment pursuant to clause (2) or (3)
                      above shall have the effect of increasing an applicable Conversion Price to an amount which exceeds the lower of
                      (a) such Conversion Price on the original adjustment date, or (b) such Conversion Price that would have resulted from any issuance of Additional Common Shares between the original adjustment date and such readjustment date.

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                            5. in the case of any Options which expire by their
                      terms not more than 90 days after the date of issue thereof, no adjustment of a Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

                      (iv) Adjustment of Conversion Price Upon Issuance of Additional Common Shares.

                            1. In the event the Corporation, at any time during
                      the Protection Period shall issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 4(b)(3)(d)(iii) but subject to the limitations of Section 4(b)(3)(d)(i)(4)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of, and immediately prior to, such issue with respect to the shares of Original Series A Preferred of a holder thereof, then and in such event the Conversion Price applicable to the shares of any such holder shall be reduced, concurrently with such issue, to a Conversion Price (calculated to the nearest cent) equal to the lowest consideration per share for which such Additional Common Shares are issued; provided, however, that with respect to any such issuance this subsection 1 shall not apply unless and until the Corporation has issued New Securities during the Protection Period for an aggregate consideration which exceeds $1,000,000, in which event this subsection 1 shall apply to all such issuances.

                            2. In the event that (x) subsection 1 above does
                      not apply with respect to the shares of Series A Preferred of any holder thereof and (y) the Corporation, at any time after the Original Issue Date shall issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 4(b)(3)(d)(iii) but subject to the limitations of Section 4(b)(3)(d)(i)(4)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of, and immediately prior to, such issue with respect to the shares of Series A Preferred of such holder, then and in such event the Conversion Price applicable to the shares of such holder shall be reduced, concurrently with such issue, to a Conversion Price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of Common Shares which the aggregate consideration received by the Corporation for the total number of Additional Common Shares so issued would purchase at such Conversion Price; and the denominator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of such Additional Common

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                      Shares so issued; provided, that, for the purposes of
                      this Section 4(b)(3)(d)(iv), (W) all Common Shares issuable upon conversion of all outstanding Series A Preferred shall be deemed to be outstanding, (X) all Common Shares issuable upon conversion of all outstanding Convertible Securities, and upon exercise of all outstanding Options bearing an exercise price which is lower than the price at which the Additional Common Shares were issued (or deemed to be issued), shall be deemed to be outstanding, (Y) immediately after any Additional Common Shares are deemed issued pursuant to subsection (iii) above, such Additional Common Shares shall be deemed to be outstanding and (Z) all Common Shares subject to an escrow agreement under which such shares will (under certain circumstances) be surrendered to the Corporation for cancellation shall not be deemed to be outstanding, provided that if any such Common Shares subject to an escrow agreement are subsequently released from escrow and not surrendered to the Corporation for cancellation ("Released Shares"), all adjustments to an applicable Conversion Price made during the period during which such shares were held in escrow shall be recalculated as if such Released Shares had been outstanding at the time of each such adjustment.

                      (v) Determination of Consideration. For purposes of this
                Section 4(b)(3)(d) and Section 4(c)(3)(d) hereof, the consideration received by the Corporation for the issue of any Additional Common Shares shall be computed as follows:

                            1.   Cash and Property.  Such consideration shall:

                                 A)    insofar  as it  consists  of cash,  be
                            computed at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                 B) insofar as it consists of property other
                            than cash, be computed at the fair market value thereof at time of such issue, as determined in good faith by the Board of Directors; and

                                 C) in the event Additional Common Shares are
                            issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.


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                            2. Options and Convertible Securities. The
                      consideration per share received by the Corporation for Additional Common Shares deemed to have been issued pursuant to Section 4(b)(3)(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                                 A) the total amount, if any, received or
                            receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                                 B) the maximum number of Common Shares (as set
                            forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

                      e. Conversion Price Adjustments for Subdivisions,
                Combinations or Consolidations of Common Shares.

                            (i) In the event this Corporation should at any
                      time or from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as "Common Share Equivalents"), without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price applicable to each share of Series A Preferred shall be appropriately decreased so that the number of shares of Class B Common issuable on conversion of each such share of Series A Preferred shall be increased in proportion to such increase of outstanding Common Shares and shares issuable with respect to Common Share Equivalents.

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                            (ii) If the number of Common Shares outstanding at
                      any time after the date hereof is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price applicable to each share of Series A Preferred shall be appropriately increased so that the number of shares of Class B Common issuable on conversion of each such share of Series A Preferred shall be decreased in proportion to such decrease in outstanding shares.

                      f. Other Distributions. In the event this Corporation
                shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(b)(3)(e)(i), the holders of the Series A Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class B Common of the Corporation into which their shares of Series A Preferred are convertible as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution or, if no such record date is fixed, as of the date such distribution is made.

                      g. Recapitalization. If at any time or from time to time
                there shall be a recapitalization of the Common Shares (other than a subdivision, combination or reclassification provided for elsewhere in this Section 4(b)(3)), or a merger or consolidation of this Corporation with or into another corporation, or the sale of all or substantially all of this Corporation's assets to any other person or entity, then, as a part of such recapitalization, merger, consolidation or sale, provision shall be made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of this Corporation or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of Class B Common deliverable upon conversion would have been entitled on such recapitalization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4(b)(3) with respect to the rights of the holders of the Series A Preferred after the recapitalization, merger, consolidation or sale to the end that the provisions of this Section 4(b)(3) (including adjustment of the Conversion Price then in effect with respect to, and the number of shares issuable upon conversion of, each share of Series A Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

                      h. Minimal Adjustments. No adjustment in the Conversion
                Price applicable to any share of Series A Preferred need be made if such adjustment would result in a change in the Conversion Price of such share of less than 0.1% of the Conversion Price then in effect. Any adjustment of less than 0.1% of the Conversion Price then in effect that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of 0.1% or more in such Conversion Price.

                      i. No Impairment. This Corporation will not, by amendment
                of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4(b)(3) and in the taking of all such actions as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred against impairment.

                      j. No Fractional Shares and Certificate as to
                Adjustments.

                            (i) Fractional Shares. In lieu of any fractional
                      shares to which the holder of Series A Preferred would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Class B Common, as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred of each holder at the time converting into shares of Class B Common stock and the number of shares of Class B Common issuable upon such aggregate conversion.

                            (ii) Upon the occurrence of each adjustment or
                      readjustment of the Conversion Price at the time in effect with respect to the shares of Series A Preferred of any holder pursuant to this Section 4(b)(3), this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each such holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect with respect to the shares of Series A Preferred of such holder, and (C) the number of shares of Class B Common and the amount, if any, of other securities and property which at the time would be received upon the conversion of such holder's shares of Series A Preferred.

                      k. Notices of Record Date. In the event that this
                Corporation shall propose at any time: (A) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities;
                (B) to effect any reclassification or recapitalization of its Common Shares outstanding involving a change in the Common Shares; (C) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall mail to each holder of Series A Preferred:

                            1. at least twenty (20) days' prior written notice
                      of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in (B) and (C) above; and

                            2. in the case of the matters referred to in (B)
                      and (C), written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty
                      (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon the occurrence of such event) and this Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this Corporation has given the first notice provided for herein or sooner than ten (10) days after this Corporation has given notice of any material changes provided for herein.

                      l. Reservation of Stock Issuable Upon Conversion. This
                Corporation shall at all times reserve and keep available out of its authorized but unissued Class B Common solely for the purpose of effecting the conversion of the shares of the Series A Preferred such number of shares of its Class B Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued Class B Common shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, in addition to such other remedies as shall be available to the holder of such Series A Preferred, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class B Common to such number of shares as shall be sufficient for such purposes.

                      m. Notices. Any notice required by the provisions of this
                Section 4(b)(3) to be given to the holders of shares of Series A Preferred shall be deemed given three (3) business days after deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this Corporation.

                      n. Waivers. Notwithstanding anything contained herein to
                the contrary, any provision of this Section 4(b)(3) may be waived by a writing signed by, or the vote of, the holders of at least a majority of the outstanding shares of Series A Preferred.

                (4) Voting Rights. Except as otherwise required by law and as provided in Section 4(f)(2) hereof with respect to the number of directors, the holder of each share of Series A Preferred shall have the right to one vote for each share of Class B Common into which such share of Series A Preferred could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class B Common, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Class B Common, with respect to any question upon which holders of Class B Common have the right to vote.

                (5)   Protective Provisions.

                      a. In addition to any other rights provided by law, so
                long as shares of Series A Preferred are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of the Series A Preferred (voting as a class on a converted basis):

                            (i) create or issue shares of any new class or
                      series of stock or any other securities convertible into equity securities of this Corporation that are on parity with or senior to the Series A Preferred with respect to the payment of dividends or the distribution of assets on liquidation;

                            (ii) increase the authorized number of shares of
                      any such new class or series;

                            (iii) increase the authorized number of shares of
                      Series A Preferred;

                            (iv) issue any shares of Series A Preferred;

                            (v) sell, convey or otherwise dispose of (including
                      by license) all or substantially all of its property or business or merge with or into or consolidate with any other Corporation;

                            (vi) effect any liquidation, dissolution or winding
                      up of this Corporation;

                            (vii) declare or pay any dividend on (including a
                      dividend payable in stock of this Corporation), make any other distribution with respect to, or repurchase any, stock or any other securities convertible into equity securities of this Corporation which are junior to the Series A Preferred with respect to the payment of dividends or the distribution of assets upon liquidation;

                            (viii) do any act or thing which would result in
                      taxation of the holders of shares of the Series A Preferred under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

                            (ix) amend this Certificate of Incorporation in any
                      manner that adversely affects the rights of the Series A Preferred (including, without limitation, the liquidation preference provision).

                      b. In addition to any other rights holders of Series A
                Preferred may have, whether in this Certificate of Incorporation or otherwise, so long as shares of Series A Preferred are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority (or such larger proportion as may be required by law) of the outstanding shares of Series A Preferred (voting separately as a class), take any action on which said class is entitled under applicable law to vote separately as a class.

                (6) Status of Converted Stock. In the event any shares of Series A Preferred shall be converted pursuant to Section 4(b)(3) hereof, the shares so converted shall be cancelled and shall not be reissued by the Corporation.

                (7) Conversion of Class A, Class B and Class C Common into Common Stock. Upon and after the Mandatory Conversion, (i) each reference in this Section 4(b) to the Class B Common, shall be deemed to be a reference to the Common Stock, (ii) the Conversion Price of the Series A Preferred shall be adjusted, if necessary, so that each share of Series A Preferred shall be (as of the time of such Mandatory Conversion) convertible into the number of shares of Common Stock into which the number of shares of Class B Common issuable upon conversion of such share of Series A Preferred would have been converted upon such Mandatory Conversion.

                (c) Rights, Preferences and Restrictions of Series B Convertible Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Series B Convertible Preferred Stock, which series consists of 306,513 shares ("Original Series B Preferred"), and any New B Series (as defined in and created pursuant to
     Section 4(c)(3)(b)(ii) hereof) (the Original Series B Preferred, together with any such New B Series, the "Series B Preferred") are as follows:

                (1) Dividend Provisions. The holders of shares of Series B Preferred shall be entitled to receive dividends and other distributions equivalent to those declared or paid on Class B Common (or any other class of capital stock of this Corporation (other than Class A Common) junior as to payment of dividends to the Series B Preferred), determined as if the Series B Preferred had been converted into Class B Common at the then applicable Series B Conversion Price (as defined in Section 4(c)(3)(a) hereof) (or, in the case of dividends or distributions on junior stock (other than Class A Common) other than Class B Common, determined on a comparable basis), and payable when, as and if declared by the Board of Directors on such Class B Common (or other such junior stock). Such dividends shall not be cumulative. The Series B Preferred is on parity with the Series A Preferred with respect to the payment of dividends.

                (2)   Liquidation Preference.

                      a. In the event of any liquidation, dissolution or
                winding up of this Corporation, either voluntary or involuntary, the holders of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of any class of Common Shares or any other junior securities by reason of their ownership thereof, an amount per share in cash equal to $52.20 (or such larger amount provided for in the second sentence of paragraph (b) below) for each outstanding share of Series B Preferred (the "Original Series B Issue Price"), plus all declared but unpaid dividends as of the date of such event. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred, the Series B Preferred and any other class or series of stock of the Corporation that is on parity with the Series B Preferred with respect to the distribution of assets on liquidation in proportion to the full preferential amount each holder would otherwise be entitled to receive. The Series B Preferred is on parity with the Series A Preferred with respect to the distribution of assets upon liquidation.

                      b. Following completion of the distribution required by
                the first sentence of paragraph (a) of this Section 4(c)(2) and by the terms of any other class or series of stock that is senior to the Common Shares with respect to the distribution of assets upon liquidation, if assets remain in the Corporation, the holders of Common Shares shall share ratably in all remaining assets of this Corporation in accordance with the provisions contained in Sections 4(h), (i), (j) and (k) below. In no event shall any holder of Series B Preferred receive less (pursuant to paragraph (a) of this Section 4(c)(2)) than the amount it would have received had it converted all its shares of Series B Preferred into Class B Common prior to such distribution.

                      c. For purposes of this Section 4(c)(2), (i) any
                consolidation or merger of this Corporation with or into any other corporation or other entity or person, or any other corporate reorganization in which this Corporation shall not be the continuing or surviving entity of such consolidation, merger or reorganization, (ii) unless the holders of a majority of the outstanding shares of Series B Preferred voting as a class otherwise agree, any transaction or series of related transactions by this Corporation in which in excess of 50% of the Corporation's voting power is transferred, and (iii) a sale or transfer of all or substantially all of the assets of the Corporation in a single transaction or series of related transactions, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4(c)2.

                      d. In the event that, immediately prior to the closing of
                a transaction described in Section 4(c)(2)(c) the cash distributions required by Section 4(c)(2)(a) have not been made, this Corporation shall forthwith either:

                            (i) cause such closing to be postponed until such
                      time as such cash distributions have been made, or

                            (ii) cancel such transaction, in which event the
                      rights, preferences and privileges of the holders of the Series B Preferred shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 4(c)(3)(k) hereof.

                (3) Conversion. The holders of the Series B Preferred shall have conversion rights as follows (the "Series B Conversion Rights"):

                      a. Right to Convert. Each share of Series B Preferred
                shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this Corporation or any transfer agent for the Series B Preferred into such number of fully paid and non-assessable shares of Class B Common as is determined by dividing the Original Series B Issue Price by the "Conversion Price" at the time in effect for such share. The initial Conversion Price per share for shares of Series B Preferred shall be the Original Series B Issue Price; provided, however, that such Conversion Price shall be subject to adjustment as provided hereinafter.

                      b.    Automatic Conversion.

                            (i) Mandatory Conversion. With the prior written
                      consent of the holders of a majority of the then outstanding shares of Series B Preferred, each share of Series B Preferred shall automatically be converted into shares of Common Stock at the Conversion Price then in effect with respect to such share upon the declaration of a Mandatory Conversion (defined below) pursuant to
                      Section 4(l) hereof.

                            (ii) New B Series.

                                 1. Each share of Original Series B Preferred
                            of a holder thereof who does not exercise in full such holder's right to purchase, on the terms and conditions set forth in Section 4(d) hereof, New Securities (as defined in Section 4(d)(2) hereof) with respect to any particular issuance of such New Securities (the "Converting Issuance") shall automatically be converted into a new series of Preferred Stock (each, a "New B Series") at the conversion rate of one share of such new series for each share of Original Series B Preferred of such holder. Each New B Series shall be designated Series B-X Convertible Preferred Stock, where 'X' is the next consecutive whole number following the number used in the designation of the New B Series last created prior thereto, with the first such New B Series being designated Series B-2 Convertible Preferred Stock. Any conversion pursuant to this subsection (ii) shall be deemed to have occurred immediately prior to the relevant Converting Issuance.

                                 2. Any holder of shares of Original Series B
                            Preferred whose shares are converted into shares of a New B Series shall, upon written request from the Corporation, surrender any certificates for shares of Original Series B Preferred held by such holder. The Corporation shall, as soon as practicable after receipt thereof, issue and deliver to such holder a certificate or certificates for the number of shares of the New B Series to which such holder shall be entitled as set forth in the immediately preceding subsection (1).

                      c. Mechanics of Conversion. Before any holder of the
                Corporation's Series B Preferred shall be entitled to convert the same into shares of Class B Common as permitted in Section 4(c)(3)(a) hereof or to receive certificates evidencing shares of Class B Common following a conversion pursuant to Section 4(c)(3)(b)(i) hereof, the holder(s) shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the applicable capital stock and shall give written notice by mail, postage prepaid, or such other means as the holder may elect, to this Corporation at its principal corporate office of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of the Class B Common are to be issued. This Corporation shall, as soon as practicable following receipt thereof, issue and deliver at such office to such holder of capital stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Class B Common to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred for conversion, in the case of a conversion pursuant to Section 4(c)(3)(a) hereof, or the record date for (or, if no record date is fixed therefor, the effective date of) conversion of the Series B Preferred, in the case of a conversion pursuant to Section 4(c)(3)(b)(i) hereof, and the person or persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of the holders of a majority of the outstanding Series B Preferred, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the shares issuable upon such conversion shall not be deemed to have converted such shares until immediately prior to the closing of such sale of securities.

                      d. Adjustments to Conversion Price for Certain Diluting
                Issues.

                      (i) No Adjustment Of Conversion Price. No adjustment in
                the Conversion Price of shares of Series B Preferred of a holder thereof shall be made in respect of the issuance of Additional Common Shares unless the consideration per share (determined pursuant to Section 4(b)(3)(d)(v) hereof) for an Additional Common Share issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue with respect to the shares of Series B Preferred of such holder.

                      (ii) Adjustment of Conversion Price Upon Issuance of Additional Common Shares.

                            1. In the event the Corporation, at any time during
                      the Protection Period shall issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 4(b)(3)(d)(iii) but subject to the limitations of Section 4(b)(3)(d)(i)(4)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of, and immediately prior to, such issue with respect to the shares of Original Series B Preferred of a holder thereof, then and in such event the Conversion Price applicable to the shares of any such holder shall be reduced, concurrently with such issue, to a Conversion Price (calculated to the nearest cent) equal to the lowest consideration per share for which such Additional Common Shares are issued; provided, however, that with respect to any such issuance this subsection 1 shall not apply unless and until the Corporation has issued New Securities during the Protection Period for an aggregate consideration which exceeds $1,000,000, in which event this subsection 1 shall apply to all such issuances.

                            2. In the event that (x) subsection 1 above does
                      not apply with respect to the shares of Series B Preferred of any holder thereof and (y) the Corporation, at any time after the Original Issue Date shall issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 4(b)(3)(d)(iii) but subject to the limitations of Section 4(b)(3)(d)(i)(4)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of, and immediately prior to, such issue with respect to the shares of Series B Preferred of such holder, then and in such event the Conversion Price applicable to the shares of such holder shall be reduced, concurrently with such issue, to a Conversion Price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of Common Shares which the aggregate consideration received by the Corporation for the total number of Additional Common Shares so issued would purchase at such Conversion Price; and the denominator of which shall be the number of Common Shares outstanding immediately prior to such issue plus the number of such Additional Common Shares so issued; provided, that, for the purposes of this Section 4(c)(3)(d)(ii), (W) all Common Shares issuable upon conversion of all outstanding Series A Preferred and Series B Preferred shall be deemed to be outstanding, (X) all Common Shares issuable upon conversion of all outstanding Convertible Securities, and upon exercise of all outstanding Options bearing an exercise price which is lower than the price at which the Additional Common Shares were issued (or deemed to be issued), shall be deemed to be outstanding, (Y) immediately after any Additional Common Shares are deemed issued pursuant to subsection (iii) above, such Additional Common Shares shall be deemed to be outstanding and (Z) all Common Shares subject to an escrow agreement under which such shares will (under certain circumstances) be surrendered to the Corporation for cancellation shall not be deemed to be outstanding, provided that if any such Common Shares subject to an escrow agreement are subsequently released from escrow and not surrendered to the Corporation for cancellation ("Released Shares"), all adjustments to an applicable Conversion Price made during the period during which such shares were held in escrow shall be recalculated as if such Released Shares had been outstanding at the time of each such adjustment.

                      e. Conversion Price Adjustments for Subdivisions,
                Combinations or Consolidations of Common Shares.

                      (i) In the event this Corporation should at any time or
                from time to time after the date hereof fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Shares (hereinafter referred to as "Common Share Equivalents"), without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price applicable to each share of Series B Preferred shall be appropriately decreased so that the number of shares of Class B Common issuable on conversion of each such share of Series B Preferred shall be increased in proportion to such increase of outstanding Common Shares and shares issuable with respect to Common Share Equivalents.

                      (ii) If the number of Common Shares outstanding at any
                time after the date hereof is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Price applicable to each share of Series B Preferred shall be appropriately increased so that the number of shares of Class B Common issuable on conversion of each such share of Series B Preferred shall be decreased in proportion to such decrease in outstanding shares.

                      f. Other Distributions. In the event this Corporation
                shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(c)(3)(e)(i), the holders of the Series B Preferred shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class B Common of the Corporation into which their shares of Series B Preferred are convertible as of the record date fixed for the determination of the holders of Common Shares of the Corporation entitled to receive such distribution or, if no such record date is fixed, as of the date such distribution is made.

                      g. Recapitalization. If at any time or from time to time
                there shall be a recapitalization of the Common Shares (other than a subdivision, combination or reclassification provided for elsewhere in this Section 4(c)(3)), or a merger or consolidation of this Corporation with or into another corporation, or the sale of all or substantially all of this Corporation's assets to any other person or entity, then, as a part of such recapitalization, merger, consolidation or sale, provision shall be made so that the holders of the Series B Preferred shall thereafter be entitled to receive upon conversion of the Series B Preferred the number of shares of stock or other securities or property of this Corporation or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of Class B Common deliverable upon conversion would have been entitled on such recapitalization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4(c)(3) with respect to the rights of the holders of the Series B Preferred after the recapitalization, merger, consolidation or sale to the end that the provisions of this Section 4(c)(3) (including adjustment of the Conversion Price then in effect with respect to, and the number of shares issuable upon conversion of, each share of Series B Preferred) shall be applicable after that event as nearly equivalent as may be practicable.

                      h. Minimal Adjustments. No adjustment in the Conversion
                Price applicable to any share of Series B Preferred need be made if such adjustment would result in a change in the Conversion Price of such share of less than 0.1% of the Conversion Price then in effect. Any adjustment of less than 0.1% of the Conversion Price then in effect that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of 0.1% or more in such Conversion Price.

                      i. No Impairment. This Corporation will not, by amendment
                of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4(c)(3) and in the taking of all such actions as may be necessary or appropriate in order to protect the Series B Conversion Rights of the holders of the Series B Preferred against impairment.

                      j. No Fractional Shares and Certificate as to
                Adjustments.

                            (i) Fractional Shares. In lieu of any fractional
                      shares to which the holder of Series B Preferred would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Class B Common, as determined in good faith by the Board of Directors of the Corporation. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred of each holder at the time converting into shares of Class B Common stock and the number of shares of Class B Common issuable upon such aggregate conversion.

                            (ii) Upon the occurrence of each adjustment or
                      readjustment of the Conversion Price at the time in effect with respect to the shares of Series B Preferred of any holder pursuant to this Section 4(c)(3), this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each such holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect with respect to the shares of Series B Preferred of such holder, and (C) the number of shares of Class B Common and the amount, if any, of other securities and property which at the time would be received upon the conversion of such holder's shares of Series B Preferred.

                      k. Notices of Record Date. In the event that this
                Corporation shall propose at any time: (A) to declare any dividend or distribution upon any class or series of capital stock, whether in cash, property, stock or other securities;
                (B) to effect any reclassification or recapitalization of its Common Shares outstanding involving a change in the Common Shares; (C) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its property or business, or to liquidate, dissolve or wind up; then, in connection with each such event, this Corporation shall mail to each holder of Series B Preferred:

                            1. at least twenty (20) days' prior written notice
                of the date on which a record shall be taken for such dividend or distribution (and specifying the date on which the holders of the affected class or series of capital stock shall be entitled thereto) or for determining the rights to vote, if any, in respect of the matters referred to in (B) and (C) above; and

                            2. in the case of the matters referred to in (B)
                and (C), written notice of such impending transaction not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holder in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction (and specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon the occurrence of such event) and this Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this Corporation has given the first notice provided for herein or sooner than ten (10) days after this Corporation has given notice of any material changes provided for herein.

                      l. Reservation of Stock Issuable Upon Conversion. This
                Corporation shall at all times reserve and keep available out of its authorized but unissued Class B Common solely for the purpose of effecting the conversion of the shares of the Series B Preferred such number of shares of its Class B Common as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred; and if at any time the number of authorized but unissued Class B Common shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred, in addition to such other remedies as shall be available to the holder of such Series B Preferred, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Class B Common to such number of shares as shall be sufficient for such purposes.

                      m. Notices. Any notice required by the provisions of this
                Section 4(c)(3) to be given to the holders of shares of Series B Preferred shall be deemed given three (3) business days after deposited in the United States mail, first class postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this Corporation.

                      n. Waivers. Notwithstanding anything contained herein to
                the contrary, any provision of this Section 4(c)(3) may be waived by a writing signed by, or the vote of, the holders of at least a majority of the outstanding shares of Series B Preferred.

                (4) Voting Rights. Except as otherwise required by law and as provided in Section 4(f)(3) hereof with respect to the number of directors, the holder of each share of Series B Preferred shall have the right to one vote for each share of Class B Common into which such share of Series B Preferred could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class B Common, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Class B Common, with respect to any question upon which holders of Class B Common have the right to vote.

                (5)   Protective Provisions.

                      a. In addition to any other rights provided by law, so
                long as shares of Series B Preferred are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the outstanding shares of the Series B Preferred (voting as a class on a converted basis):

                            (i) create or issue shares of any new class or
                      series of stock or any other securities convertible into equity securities of this Corporation that are on parity with or senior to the Series B Preferred with respect to the payment of dividends or the distribution of assets on liquidation;

                            (ii) increase the authorized number of shares of
                      any such new class or series;

                            (iii) increase the authorized number of shares of
                      Series B Preferred;

                            (iv) issue any shares of Series B Preferred, other
                      than the issuance of up to 19,713 shares of Series B Preferred pursuant to the terms of Section 11 of the Series B Convertible Preferred Stock Purchase Agreement between the Corporation and Hancock Venture Partners V-Direct Fund L.P.;

                            (v) sell, convey or otherwise dispose of (including
                      by license) all or substantially all of its property or business or merge with or into or consolidate with any other Corporation;

                            (vi) effect any liquidation, dissolution or winding
                      up of this Corporation;

                            (vii) declare or pay any dividend on (including a
                      dividend payable in stock of this Corporation), make any other distribution with respect to, or repurchase any, stock or any other securities convertible into equity securities of this Corporation which are junior to the Series B Preferred with respect to the payment of dividends or the distribution of assets upon liquidation; or

                            (viii) amend this Certificate of Incorporation in
                      any manner that adversely affects the rights of the Series B Preferred (including, without limitation, the liquidation preference provision).

                      b. In addition to any other rights holders of Series B
                Preferred may have, whether in this Certificate of Incorporation or otherwise, so long as shares of Series B Preferred are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority (or such larger proportion as may be required by law) of the outstanding shares of Series B Preferred (voting separately as a class), take any action on which said class is entitled under applicable law to vote separately as a class.

                (6) Status of Converted Stock. In the event any shares of Series B Preferred shall be converted pursuant to Section 4(c)(3) hereof, the shares so converted shall be cancelled and shall not be reissued by the Corporation.

                (7) Conversion of Class A, Class B and Class C Common into Common Stock. Upon and after the Mandatory Conversion, (i) each reference in this Section 4(c) to the Class B Common, shall be deemed to be a reference to the Common Stock, (ii) the Conversion Price of the Series B Preferred shall be adjusted, if necessary, so that each share of Series B Preferred shall be (as of the time of such Mandatory Conversion) convertible into the number of shares of Common Stock into which the number of shares of Class B Common issuable upon conversion of such share of Series B Preferred would have been converted upon such Mandatory Conversion.

                (d)   Preemptive Rights.

                (1) During the Protection Period (as defined in Section 4(b)(3)(d)(i)(5) hereof), each holder of shares of Series A Preferred or Series B Preferred shall have a preemptive right to purchase, pro rata, all or any part of New Securities (as defined below) which the Corporation may, from time to time, propose to sell and issue. A pro rata share, for purposes of this preemptive right, is the ratio that the number of shares of Series A Preferred and Series B Preferred then held by such Investor bears to the total number of shares of Series A Preferred and Series B Preferred then outstanding.

                (2) "New Securities" shall mean any Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 4(b)(3)(d)(iii) but subject to the limitations of Section 4(b)(3)(d)(i)(4)) issued for a consideration per share less than $52.20 (as adjusted for any subdivision, combination or reclassification of shares).

                (3) In the event the Corporation proposes to undertake an issuance of New Securities, it shall give each holder of shares of Series A Preferred and Series B Preferred written notice of its intention, describing the type of New Securities, and the price and general terms upon which the Corporation proposes to issue the same (the "Company Notice"). Each such holder shall have fifteen (15) days from the date the Company Notice is given to agree to purchase up to such holder's pro rata share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased. Unless otherwise agreed by the Corporation, each such holder electing to purchase New Securities (each a "Participating Holder") shall make payment in full therefor within ten (10) days after a definitive purchase document has been executed by Participating Holders holding a majority of the shares of Series A Preferred and Series B Preferred held by all Participating Holders (the "Payment Period").

                (4) In the event (x) one or more holders of shares of Series A Preferred or Series B Preferred fail to exercise in full their preemptive rights within said fifteen (15) day period or (y) one or more holders exercising preemptive rights hereunder fail to make payment within the Payment Period (in addition to any other rights or remedies the Corporation may have with respect to such a failure to make payment), the Corporation shall have ninety (90) days thereafter to sell or enter into an agreement to sell the New Securities not elected to be purchased, or for which the purchase price has not been paid, by such holders at the price and upon the general terms no more favorable to the purchasers of such securities than those specified in the Corporation's notice. In the event the Corporation has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period, the Corporation shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

                (5) The preemptive rights granted under this Section 4(d) shall terminate upon the expiration of the Protection Period.

           (e) Other Preferred Stock. Subject to the terms of the Series A Preferred and the Series B Preferred, shares of Preferred Stock, other than the Series A Preferred and the Series B Preferred which shall have the designations and terms set forth herein, may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the Board of Directors of the Corporation (the "Board") prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall consist of such number of shares, and have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware.

           (f) Board of Directors.

                (1) The authorized number of directors of the Corporation shall be no less than five (5) and no more than nine (9) as determined from time to time by the Board of Directors of the Corporation.

                (2) So long as at least 47,893 shares of Series A Preferred (as adjusted for any subdivision, combination or reclassification of shares) are outstanding, the holders of shares of Series A Preferred, voting as a separate class, shall be entitled to elect one (1) director (the "Series A Director"). In the case of any vacancy in the office of a director elected by the holders of Series A Preferred, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of a majority of the Series A Preferred given at a special meeting of such shareholders duly called or by an action by written consent for that purpose.

                (3) So long as at least 76,628 shares of Series B Preferred (as adjusted for any subdivision, combination or reclassification of shares) are outstanding, the holders of shares of Series B Preferred, voting as a separate class, shall be entitled to elect one (1) director (the "Series B Director"). In the case of any vacancy in the office of a director elected by the holders of Series B Preferred, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the holders of a majority of the Series B Preferred given at a special meeting of such shareholders duly called or by an action by written consent for that purpose.

                (4) The holders of the Corporation's Common Shares (with all classes voting together as a single class) shall be entitled to elect the directors other than the directors that (x) the Series A Preferred shall be entitled to elect pursuant to the preceding subsection (2) and (y) the Series B Preferred shall be entitled to elect pursuant to the preceding subsection (3).

                (5) Any director who shall have been elected by a specified class or classes of shares may be removed during such director's term of office, either for or without cause by, and only by, the affirmative vote of the holders of a majority of the shares of such specified class or classes, as the case may be, given at a special meeting of the shareholders duly called or by an action by written consent for that purpose, and any such vacancy thereby created may be filled by the vote of the holders of a majority of the shares of such specified class or classes represented at such meeting or in such consent.

           (g) Voting Rights of Class Common Stock. Except as otherwise required by the Delaware General Corporation Law, the holders of the outstanding shares of Class Common Stock, voting as a single class, shall be entitled to one vote per share on all matters submitted to a vote of the stockholders.

           (h) Class A Common. Each outstanding share of Class A Common shall represent an entitlement to the Class A Percentage (as hereinafter defined) of any Dividend Amount (as hereinafter defined) and the Class A Percentage of the Liquidation Amount (as hereinafter defined), provided, however, that the Series A Preferred shall be paid its portion of the Liquidation Amount prior to any such payment to the Class A Common.

           (i) Class B Common. The outstanding shares of Class B Common will represent, in the aggregate, an entitlement to (and each such outstanding share will represent an entitlement to its pro rata share of) (i) any Dividend Amount and the Liquidation Amount less, in each case, the portion of such Dividend Amount or Liquidation Amount to which the then outstanding shares of Class A Common and Series A Preferred are entitled hereunder and (ii) any dividend payable or payment on liquidation in respect of Shares of Class B Common issued upon conversion of Series B Preferred.

           (j) Class C Common. Each outstanding share of Class C Common shall be entitled to the same amount of dividends and liquidation proceeds as a share of Class B Common, provided, however, that following a reduction in the number of outstanding shares of Class A Common or Class B Common pursuant to the operation of the Class A Escrow Agreement dated April 25, 1996, between the Corporation and The Ultimate Software Group, Ltd. (the "Partnership") and/or the Class B Escrow Agreement dated April 25, 1996 among the Corporation, the Partnership and the individuals named therein, the amount of dividends and/or liquidation proceeds thereafter payable with respect to shares of Class C Common shall be determined as if such reductions had not occurred.

           (k) Common Stock. No shares of Common Stock shall be issued prior to the occurrence of a Mandatory Conversion (as hereinafter defined). Upon issuance, the Common Stock shall represent the only class of common stock of the Corporation and the outstanding shares of Common Stock shall represent, in the aggregate, an entitlement to (and each such outstanding share will represent an entitlement to its pro rata share of) all dividends and liquidation proceeds thereafter payable to holders of any class of common stock of the Corporation. The holders of the outstanding shares of Common Stock shall be entitled to one vote per share on all matters submitted to a vote of the stockholders.

           (l) Mandatory Conversion. The Board shall have the authority, following the occurrence of a Release Event (as hereinafter defined), to declare a mandatory conversion (a "Mandatory Conversion"). Upon a declaration of a Mandatory Conversion, each share of Series A Preferred, Series B Preferred, Class Common Stock, and each share of convertible Preferred Stock which may hereafter be authorized, if the terms thereof provide that shares of such stock are subject to this Section 4(l), and outstanding on the record date therefor (each, a "Converting Share"), shall be automatically converted into, and represent the right to receive,
     (x) in the case of the Class A Common, the Class B Common and the Class C Common, that number of shares (or that fraction of a share) of Common Stock having a Percent Equity Participation (as hereinafter defined) (after all Converting Shares are converted, treating all shares of Series A Preferred and Series B Preferred as Converting Shares for this purpose) equal to the Percent Equity Participation (before conversion) of the Converting Share, and (y) in the case of Series A Preferred, Series B Preferred or other convertible Preferred Stock, that number of shares of Common Stock into which the Underlying Shares (as hereinafter defined) would then be convertible under clause (x) above; provided, however, that
     (i) the shares of Series A Preferred shall not be subject to such Mandatory Conversion without the prior written consent of the holders of a majority of the outstanding shares of the Series A Preferred and (ii) the shares of Series B Preferred shall not be subject to such Mandatory Conversion without the prior written consent of the holders of a majority of the outstanding shares of the Series B Preferred.

                (m) Other Provisions Relating to Common Shares. (i) No dividends or other distributions shall be declared or paid in Common Shares or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions payable to the holders thereof ratably according to the number of Common Shares held by them, in shares of, or options, warrants or rights to acquire or securities convertible into or exchangeable for, Class A Common to holders of that class of stock, Class B Common to holders of that class of stock and Class C Common to holders of that class of stock.

                      (ii) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issue upon conversion of shares of Class Common Stock, Series A Preferred, Series B Preferred and other convertible Preferred Stock, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class Common Stock, Series A Preferred, Series B Preferred and other convertible Preferred Stock.

                      (iii) Shares of Class Common Stock that are converted into shares of Common Stock shall not be reissued.

                      (iv) The issue of certificates evidencing shares of Common Stock upon conversion of Class Common Stock shall be made without charge to the holders of such shares for any issue tax in respect thereof or other cost incurred by the Corporation in connection with such conversion; provided, however, that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Class Common Stock converted.

                      (v) If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of any class of Common Shares, the outstanding shares of all other classes shall be proportionately subdivided or combined, as the case may be, and effective provision shall be made for the protection of all rights hereunder. In case of any reorganization, reclassification or change of Common Shares (other than a change in par value, or from par value to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding Common Shares), or in the case of any sale, lease or other disposition to another corporation (other than a wholly owned subsidiary of the Corporation) of all or substantially all the assets of the Corporation, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the Common Shares of each class that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of Common Shares into which such Common Shares might have been converted (without regard to restrictions on such conversion) immediately prior to such event.

                (n) Definitions. (i) As used herein, the term "Class A Percentage" shall mean the percentage obtained by dividing 24.5% by 236,300.

                            (ii) As used herein, the term "Dividend Amount" shall mean the aggregate amount declared on any date as a dividend with respect to the Series A Preferred, the Class A Common and the Class B Common (excluding shares of Class B Common issued upon conversion of Series B Preferred).

                            (iii) As used herein the term "Liquidation Amount" shall mean the aggregate amount payable upon liquidation of the corporation to holders of outstanding shares of Series A Preferred, Class A Common and Class B Common (excluding shares of Class B Common issued upon conversion of Series B Preferred).

                            (iv) As used herein, the term "Percent Equity Participation" shall mean the portion, expressed as a percent of a hypothetical dividend, paid to holders of record on the date of determination, to which an outstanding share of Class Common Stock or Common Stock, as the case may be, would be entitled at the time of determination.

                            (v) As used herein, the term "Release Event" shall mean the earliest to occur of (1) the execution of a firm underwriting agreement for an initial public offering of capital stock of the Corporation, (2) the acquisition by a third party of
           (a) shares representing a majority of the voting power or the outstanding shares of capital stock of the Corporation or (b) more than 50% of the assets of the Corporation, (3) a material acquisition or business combination involving the Corporation that the general partner of the Partnership determines should result in a liquidation or dissolution of the Partnership, (4) the conversion by a majority in interest of the Series A Preferred into Common Stock, if the general partner of the Partnership determines that such conversion should result in a liquidation or dissolution of the Partnership, or (5) March 31, 2001.

                            (vi) As used herein, the term "Underlying Shares" shall mean as of any date (i) with respect to the Series A Preferred and Series B Preferred, the number of shares of Class B Common into which the outstanding shares of Series A Preferred and Series B Preferred, respectively, are then convertible and (ii) in the case of other convertible preferred stock, the number of shares of Class A Common, Class B Common or Class C Common into which the outstanding shares of such other convertible preferred stock are then convertible.

           5. Elections of directors need not be by written ballot unless required by the By-laws of the Corporation. Any director, other than the Series A Director and the Series B Director, may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given at a meeting of the stockholders called for that purpose, or by the consent of the holders of a majority of the outstanding stock of the Corporation entitled to vote, given in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Series A Director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding shares of the Series A Preferred entitled to vote, given at a meeting of the holders of Series A Preferred called for that purpose, or by the consent of the holders of a majority of the outstanding shares of Series A Preferred entitled to vote, given in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Series B Director may be removed from office either with or without cause at any time by the affirmative vote of the holders of a majority of the outstanding shares of the Series B Preferred entitled to vote, given at a meeting of the holders of Series B Preferred called for that purpose, or by the consent of the holders of a majority of the outstanding shares of Series B Preferred entitled to vote, given in accordance with Section 228 of the General Corporation Law of the State of Delaware.

           6. In furtherance and not in limitation of the powers conferred upon the Board of Directors by law, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time the By-laws of the Corporation subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal By-laws made by the Board of Directors.

           7. A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. If, after approval of this Article by the stockholders of the corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

           Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

           8. The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination, in the manner provided by law, that indemnification of the director, officer, employee or agent is proper in the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

           IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation as of June 6, 1997.


                       THE ULTIMATE SOFTWARE GROUP, INC.




                                       By: /s/ MITCHELL DAUERMAN
                                           -----------------------------
                                            Name: Mitchell Dauerman
                                            Title: Chief Financial Officer